UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 SPIRES WAY

FREDERICK, Maryland 21701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 525-1698

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 20, 2026, TOMI Environmental Solutions, Inc. (the “Company”) will effect a reverse stock split of one-for-three (1:3) (“Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock” and together with the Common Stock, the “Voting Stock”).

The Reverse Stock Split is expected to become effective on July 20, 2026, Eastern Time (the “Effective Time”), with shares of Common Stock to begin trading on a split-adjusted basis at market open on July 20, 2026. In connection with the Reverse Stock Split, every three (3) shares of Voting Stock issued and outstanding as of the Effective Time will be automatically converted into one (1) share of Voting Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-Reverse Stock Split Voting Stock in lieu of such fractional share. The Reverse Stock Split will not change the Company’s total number of authorized shares of Common Stock or Preferred Stock. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 890023302.

The Reverse Stock Split will also effect a proportionate reduction in the number of shares of Common Stock issuable upon the exercise of the Company’s outstanding options and warrants, with a corresponding adjustment to the exercise price per share applicable to each such option and warrant.

The aforementioned adjustments will occur automatically upon effectiveness of the Reverse Stock Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	TOMI ENVIRONMENTAL SOLUTIONS, INC.

	By:	/s/ Halden S. Shane
		Name:	Halden S. Shane
		Title:	Chief Executive Officer

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